                                                                   Exhibit 10.28


Exhibit 10.28 to Registration Statement on            CONFIDENTIAL INFORMATION
Form S-4 of RSL Communications PLC                    OMITTED WHERE INDICATED
and RSL Communications, Ltd.                          BY "[*]" AND FILED
                                                      SEPARATELY WITH THE
                                                      COMMISSION PURSUANT TO
                                                      A REQUEST FOR CONFIDENTIAL
                                                      TREATMENT UNDER RULE 406
                                                      OF THE SECURITIES ACT OF
                                                      1933

                         TRANSITION SERVICES AGREEMENT

     THIS TRANSITION SERVICES AGREEMENT (this "Agreement") is entered into this 8th day of May, 1996, by and among SPRINT TELECOMMUNICATIONS FRANCE INC. and SPRINT INTERNATIONAL FRANCE S.A. (collectively, "Sprint") and RSL COM FRANCE S.A., a French corporation ("RSL") (collectively, the "Parties").

     WHEREAS, pursuant to an Asset Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), by and between Sprint Telecommunications France Inc. ("STF") and RSL, RSL has purchased from STF, and STF has sold to RSL, certain assets related to the international direct distance dialing business of STF in France (the "IDDD Business"); and

     WHEREAS, in connection with the purchase and sale of the IDDD Business, STF and certain of its affiliates, including Sprint International France S.A. ("SIF"), have agreed to provide to RSL certain transitional services, including the services to be provided to RSL hereunder.

     NOW, THEREFORE, in consideration of the mutual covenants herein expressed and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                   ARTICLE I

                                  CONSTRUCTION

     Section 1.1. Gender, Headings, Etc. The definitions of terms defined herein shall apply equally to both the singular and plural forms of the defined terms. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All references herein to Articles, Sections and Exhibits shall be deemed to be references to Articles and Sections of and Exhibits to this Agreement unless the context shall otherwise require, and all references herein to "this Agreement" shall refer to this Agreement and the Exhibits hereto. The headings of the Articles and Sections are included for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Unless the context shall otherwise require, any reference to any agreement or other instrument or statute or regulation is to such agreement, instrument, statute or regulation as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provision). Any reference in this Agreement to a "day" or a number of "days" (without the explicit qualification of "business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a business day, then such action or notice shall be deferred until, or may be taken or given, on the next business day.

                                   ARTICLE II

                                SHARED EMPLOYEES

     Section 2.1. Sharing of Employees' Time. For a period of time (the "Transition Period") commencing on the date hereof and ending on the earlier of
(i) December 31, 1996 and (ii) provided that Sprint shall have given all RSL at least thirty (30) days advance written notice of the date of sale of the Data Business (as hereinafter defined), ninety (90) days after the closing date of sale of the Data Business. RSL and Sprint acknowledge that it will be necessary for (i) certain employees of RSL to devote some reasonable portion of their time to the management of Sprint's data, messaging services and card business (collectively, the "Data Business"), and (ii) certain employees of Sprint to devote some reasonable portion of their time to the management of the IDDD Business (in either case, "Shared Employees"). RSL and Sprint agree that Shared Employees shall only be made available for the functions listed on Exhibit A hereto, which shall include training other employees to perform the functions listed in such exhibit (collectively, the "Specified Functions"). RSL and Sprint agree to make their respective Shared Employees available to perform the Specified Functions, provided that each Party has the right to transfer and replace any Shared Employee with their qualified personnel. Shared Employees shall perform the Specified Functions only at the offices of the IDDD Business or the Data Business located at 164 bis Avenue Charles de Gaulle, Neuilly, France. During the Transition Period, RSL and Sprint agree to use their commercially reasonable efforts to establish reasonable procedures for sharing the time of Shared Employees. For the first two months of the Transition Period, no Party shall charge the other for any costs associated with the Shared Employees. Thereafter until the end of the Transition Period, each Shared Employee shall be required to record the amount of time, in increments of one-half hour, that he spends working for the other Party. Within ten (10) days after the end of each calendar quarter during the Transition Period, commencing ten (10) days after the calendar quarter ending June 30, 1996, and within ten
(10) days after the end of the Transition Period, the RSL Country Manager for the IDDD Business and the Sprint Country Manager for the Data Business shall approve the time records of all Shared Employees for the prior calendar quarter (or portion thereof) and shall calculate (i) the value of all time devoted by Shared Employees of RSL to the Data Business during such period at the hourly rates for such Shared Employees set forth on Exhibit A hereto (the "RSL Time"), and (ii) the value of all time devoted by the Shared Employees of Sprint to the IDDD Business during such period at the rates for such Shared Employees set forth on Exhibit A hereto (the "Sprint Time"), and shall promptly notify RSL and Sprint of the RSL Time and the Sprint Time for such period. If the RSL Time exceeds the Sprint Time for any such period, RSL shall promptly invoice Sprint for such difference, and if the Sprint Time exceeds the RSL Time for any such period, Sprint shall promptly invoice RSL for such difference, and each such invoice shall be paid within thirty (30) days of the receipt thereof. At the end of the Transition Period, neither RSL nor Sprint is required to make available the time of its Shared Employees or any other employees to the other Party and all obligations and rights described in this Section 2.1 shall terminate.

                                  ARTICLE III

                                  LEASED SPACE

     Section 3.1. Office Space. Pursuant to a Provisional Sub-Lease, dated as of the date hereof (the "Provisional Sub-Lease"), between RSL and SIF, RSL has agreed to sublease from SIF a portion of the office space used in connection with the IDDD Business and the Data Business at the offices of Sprint located on the 1st floor of the building located at 164 bis Avenue Charles de Gaulle, Neuilly, France (the "Office Space"). As soon as practical after the dates hereof, Sprint shall separate and pay for the reasonable out-of-pocket costs to separate the office space used by the IDDD Business from the office space used by the Data Business on the 1st floor of the building at such address. Such separation shall consist of the construction of a wall separating the office space used by the IDDD Business from the office space used by the Data Business. Such wall shall be located at a place agreed to by the Parties (which, unless the Parties otherwise agree, shall be located so that each of the IDDD Business and the Data Business shall have the use of approximately fifty percent (50%) of the usable office space now under lease by Sprint on the 1st floor of the building at such address), shall be of substantially the same quality as the existing walls within such office space and shall enable both the IDDD Business and the Data Business to have reasonable access to all of the utilities and other services now available to such office space as a whole, and shall otherwise conform in all material respects to applicable building codes, the requirements of the landlord and such other requirements as the Parties may reasonably determine to be appropriate. Prior to the separation of such office space, RSL and Sprint agree to share such office space in accordance with such reasonable procedures for sharing such office space as the Parties shall establish. Upon the expiration of the Provisional Sub-Lease, Sprint shall, unless otherwise requested in writing by RSL at least thirty (30) days prior to the expiration of the Provisional Sub-Lease, promptly remove and pay the reasonable, out-of-pocket costs to remove the wall which was constructed to separate the office space of the IDDD Business from the office space of Data Business and to restore the affected area to its condition as of the date hereof.

     Section 3.2. Equipment Space. RSL and Sprint acknowledge that certain equipment used in connection with both the IDDD Business and the Data Business is currently housed in space leased to Sprint on the ground floor of the building located at 164 bis Avenue Charles de Gaulle, Neuilly, France (the "Equipment Space"). Until the expiration of the Transition Period, Sprint agrees to give RSL access to the Equipment Space for the purpose of conducting the IDDD Business, and Sprint and RSL agree to share the Equipment Space during such period in accordance with such reasonable procedures for sharing the Equipment Space as the Parties shall establish. As promptly as practical after the date hereof, Sprint shall remove from the Equipment Space four (4) cabinets located adjacent to the switches for the IDDD Business.

     Section 3.3 Ascension to Space. (a) The Parties acknowledge and agree that
(i) it is their intention that as soon as practicable following the date hereof, RSL is to ascend to SIF's leasehold interest in the Office Space and the Equipment Space in such manner and upon such terms as RSL may agree upon with the landlord and (ii) RSL desires to occupy all of the space currently leased by SIF at 164 bis Avenue Charles de Gaulle, Neuilly, France for the purpose of operating the IDDD Business no later than the end of the Transition Period. Sprint hereby agrees to cooperate with RSL and the landlord and use all commercially reasonable efforts to effect the foregoing. In recognition of the foregoing, Sprint covenants and agrees not to offer any direct or indirect interest in the Office Space or the Equipment Space to the buyer or any potential buyer of the Data Business.

     (b) The Parties acknowledge and agree that if prior to the end of the Transition Period RSL enters into an agreement with the landlord to lease from it directly all of the space at 164 bis Avenue Charles de Gaulle, Neuilly, France currently leased by SIF, (i) the Provisional Sub-Lease and the provisions of Sections 3.1 and 3.2 hereof shall terminate and be of no further force and effect and (ii) the Parties shall make such arrangements and enter into such documentation as is necessary to provide Sprint and any buyer of the Data Business use of and access to the Office Space and the Equipment Space for the remainder of the Transition Period for the purpose of operating the Data Business, such access and usage to be on the same basis that RSL is afforded the same hereunder and under the Provisional Sub-Lease.

     (c) In the event that RSL is unable to secure from the landlord a direct leasehold interest in the Office Space and the Equipment Space on commercially reasonable terms, Sprint agrees to negotiate in good faith with RSL and the landlord to make commercially reasonable alternate arrangements which will allow RSL to continue to occupy and use the Office Space and the Equipment Space on the same basis as contemplated under Section 3.3(a), including by means of an extension of the Provisional Sub-Lease beyond the Transition Period.

     (d) At the time that the Data Business is sold, Sprint shall execute such instruments and other documents as are reasonably necessary to vest in RSL all of Sprint's right, title and interest in and to all leasehold improvements and other similar assets attendant to the Office Space and the Equipment Space and, at the time that the Data Business vacates the Office Space and the Equipment Space, Sprint shall cause such assets to remain undisturbed at such location.

     Section 3.4. Prorations. Sprint and RSL shall prorate the expenses set forth in Exhibit B hereto in an equitable and reasonable manner that reflects each Party's proportionate use of the goods and services that give rise to such expenses.

                                   ARTICLE IV

                                SHARED EQUIPMENT

     Section 4.1. Shared Equipment. RSL and Sprint acknowledge that the equipment listed on Exhibit C hereto (the "Shared Equipment") is currently used in connection with both the IDDD Business and the Data Business and has not been transferred to RSL under the terms of the Purchase Agreement. Until the expiration of the Transition Period, Sprint agrees to give RSL access to the Shared Equipment for the purpose of conducting the IDDD Business, and Sprint and RSL agree to share the Shared Equipment during such period in accordance with such reasonable procedures for sharing the Shared Equipment as the Parties shall establish. At the expiration of the Transition Period, Sprint shall have the option (i) to remove all or any items of the Shared Equipment from the premises at its cost and to replace at its cost any such removed Shared Equipment with other equipment which shall have the same purpose and function in the IDDD Business and shall be of substantially the same quality as the Shared Equipment removed by Sprint and shall meet such other specifications as RSL and Sprint shall reasonably agree upon on or before the date of sale of the Data Business, and/or (ii) to transfer to RSL all right, title and interest of Sprint in all or any items of the Shared Equipment which is on the premises and has not been removed by Sprint and all items of replacement equipment, provided that at the end of the Transition Period, RSL shall be vested with good and valid title, free and clear of all liens, charges and other encumbrances, in and to the Shared Equipment or replacement equipment, which together with any Shared Equipment transferred to RSL, is substantially equivalent in function, purpose and quality to the Shared Equipment. Sprint shall exercise such option in writing not later than the date of sale of the Data Business. Any removal and replacement of Shared Equipment shall be completed by Sprint prior to the expiration of the Transition Period and shall be completed in such a manner that RSL will be able to provide IDDD services to its customers without interruption.

                                   ARTICLE V

                                CONFIDENTIALITY

     Section 5.1. Confidentiality. Except as otherwise provided herein, Sprint and RSL each agree that all information communicated to it by the other, whether before or after the date hereof in connection with the matters provided herein (the "Confidential Information"), shall be and was received in strict confidence and shall be used only for purposes of this Agreement, and that no such Confidential Information, including without limitation, the provisions of this Agreement, shall be disclosed by the recipient Party, its agents, contractors or employees without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed, except as may be necessary by reason of legal, accounting or regulatory requirements beyond the reasonable control of the recipient Party and except for such disclosures by the Parties as may be necessary in order for any Party to perform its obligations hereunder. Either Party may disclose Confidential Information to its agents, contractors, financing sources, investors or employees who have a need to know such information, but in such circumstances the disclosing Party shall be completely liable for the acts of its agents, contractors, financing sources, investors and employees and, prior to giving any such agent, contractor, financing source, investor or employee access to Confidential Information, the recipient Party shall advise such agent, contractor, financing source, investor or employee of its obligation to preserve the confidentiality of the Confidential Information. Notwithstanding the foregoing, the restrictions and obligations of this Section 5.1 shall not apply to any information which the recipient Party can establish to have (i) become publicly available without breach of this Agreement, (ii) been independently developed by the recipient Party outside the scope of this Agreement without reference to Confidential Information received hereunder, or (iii) been rightfully obtained by the recipient Party from third parties which are not obligated to protect its confidentiality. The provisions of this Section 5.1 shall survive the expiration or termination of this Agreement for any reason.

                                   ARTICLE VI

                              TERM AND TERMINATION

     Section 6.1. Term of Agreement. This Agreement shall commence on the date hereof and terminate (i) on December 31, 1996, (ii) upon a termination of this Agreement pursuant to Section 6.2, 6.3 or 9.12, or (iii) upon the written agreement of the Parties.

     Section 6.2. Termination of Cause. In the event that any Party hereto materially breaches any of its duties or obligations hereunder or is the breaching Party under the Purchase Agreement, any Purchaser Ancillary Document or Seller Ancillary Document (as each such term is defined in the Purchase Agreement) or any other instrument or agreement executed and delivered by it in connection with the transactions contemplated by the Purchase Agreement, as applicable, which breach shall not be substantially cured within ten (10) days after written notice is given to the breaching party specifying the breach, then
(a) Sprint, in the event that RSL is the breaching party, or (b) RSL, in the event that Sprint, Sprint Communications Company L.P. or Global One Communications (as defined in the Purchase Agreement) (each a "Sprint Party") is the breaching party, may, by giving written notice thereof to the other, terminate this Agreement as of a date specified in such notice of termination, which date shall be not earlier than ten (10) days after the date of such notice.

     Section 6.3. Termination for Bankruptcy. In the event that either RSL or a Sprint Party (a) is unable to pay its debts generally as they become due or is declared bankrupt or insolvent, (b) is the subject of any proceedings relating to its liquidation, insolvency or for the appointment of a receiver or similar officer for it which results in the entry of an order for relief or such adjudication or appointment is not dismissed, discharged or bonded within a reasonable period of time thereafter, (c) makes an assignment for the benefit of all or substantially all of its creditors, or (d) enters into an agreement for the composition, extension or readjustment of all or substantially all of its obligations, then (i) Sprint, in the case of any such event affecting RSL, and (ii) RSL, in the case of any such event affecting a Sprint Party, may, by giving written notice thereof to the other, terminate this Agreement as of a date specified in the notice of termination, which date shall be no earlier than ten (10) days after the date of such notice.

     Section 6.4. Effect of Termination. Except as otherwise provided herein, in the event of termination of this Agreement, all rights and obligations of the Parties hereunder shall terminate as of the effective date of such termination, except that (i) such termination shall not constitute a waiver of any rights that a Party may have by reason of a breach of this Agreement and (ii) the provisions of Articles V and VIII and this Section 6.4 shall continue in full force and effect.

                                  ARTICLE VII

                                   DISCLAIMER

     Section 7.1. DISCLAIMER. EXCEPT AS OTHERWISE PROVIDED IN THE PURCHASE AGREEMENT OR THE LETTER AGREEMENT, DATED AS OF EVEN DATE HEREOF, AMONG THE PARTIES, SPRINT MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, CONCERNING THE SERVICES OR FACILITIES PROVIDED HEREUNDER, INCLUDING ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY OR OTHERWISE.

                                  ARTICLE VIII

                                 INDEMNIFICATION

     Section 8.1. Indemnification Obligations of Sprint. From and after the date hereof, Sprint shall indemnify and hold harmless RSL and its subsidiaries and affiliates, each of their respective officers, directors, employees, agents and representatives and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "RSL Indemnified Parties") from, against and in respect of any and all claims, liabilities, obligations, losses, costs, expenses, penalties, fines and other judgments (at equity or at law) and damages whenever arising or incurred (including, without limitation, amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses) arising out of or relating to:

     (a) Any breach of any covenant, agreement or undertaking made by Sprint in this Agreement or in the performance of its obligations hereunder; or

     (b) Any fraud, willful misconduct, bad faith or any intentional breach of any representation, warranty, covenant, agreement or undertaking made by Sprint in this Agreement or in the performance of its obligations hereunder.

The claims, liabilities, obligations, losses, costs, expenses, penalties, fines and damages of the RSL Indemnified Parties described in this Section 8.1 as to which the RSL Indemnified Parties are entitled to indemnification are hereinafter collectively referred to as "RSL Losses."

     Section 8.2. Indemnification Obligations of Purchaser. From and after the date hereof, RSL shall indemnify and hold harmless Sprint and its subsidiaries and affiliates, each of their respective officers, directors, employees, agents and representatives and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Sprint Indemnified Parties") from, against and in respect of any and all claims, liabilities, obligations, losses, costs, expenses, penalties, fines and other judgments (at equity or at law) and damages whenever arising or incurred (including, without limitation, amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses) arising out of or relating to:

     (a) Any breach of any covenant, agreement or undertaking made by RSL in this Agreement or in the performance of its obligations hereunder; or

     (b) Any fraud, willful misconduct, bad faith or any intentional breach of any covenant, agreement or undertaking made by RSL in this Agreement or in the performance of its obligations hereunder.

The claims, liabilities obligations, losses, costs, expenses, penalties, fines and damages of the Sprint Indemnified Parties described in this Section 8.2 as to which the Sprint Indemnified Parties are entitled to indemnification are hereinafter collectively referred to as "Sprint Losses."

     Section 8.3. Indemnification Procedure.

     (a) Promptly after receipt by an RSL Indemnified Party or a Sprint Indemnified Party (hereinafter collectively referred to as an "Indemnified Party") of notice by a third party of any complaint or the commencement of any action or proceeding with respect to which indemnification is being or may be sought hereunder, such Indemnified Party shall notify RSL or Sprint, whichever is the appropriate indemnifying Party hereunder (the "Indemnifying Party"), of such complaint or of the commencement of such action or proceeding; provided, however, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from liability for such claim arising otherwise than under this Agreement and such failure to so notify the Indemnifying Party shall relieve the Indemnifying Party from liability which the Indemnifying Party may have hereunder with respect to such claim if, but only if, and only to the extent that, such failure to notify the Indemnifying Party results in the forfeiture by the Indemnifying Party of rights and defenses otherwise available to the Indemnifying Party with respect to such claim. The Indemnifying Party shall have the right, upon written notice to the

Indemnified Party, to assume the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of the fees and disbursements of such counsel. In the event, however, that the Indemnifying Party declines or fails to assume the defense of the action or proceeding or to employ counsel reasonably satisfactory to the Indemnified Party, in either case in a timely manner, then such Indemnified Party may employ counsel to represent or defend it in any such action or proceeding and the Indemnifying Party shall pay the reasonable fees and disbursements of such counsel as incurred; provided, however, that the Indemnifying Party shall not be required to pay the reasonable fees and disbursements of more than one counsel for all Indemnified Parties in any jurisdiction in any single action or proceeding. In any action or proceeding with respect to which indemnification is being sought hereunder, the Indemnified Party or the Indemnifying Party, whichever is not assuming the defense of such action, shall have the right to participate in such litigation and to retain its own counsel at such Party's own expense. The Indemnifying Party or the Indemnified Party, as the case may be, shall at all times use reasonable efforts to keep the Indemnifying Party or the Indemnified Party, as the case may be, reasonably apprised of the status of the defense of any action the defense of which they are maintaining and to cooperate in good faith with each other with respect to the defense of any such action.

     (b) No Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party, unless such settlement, compromise or consent includes an unconditional release of the Indemnifying Party from all liability arising out of such claim. An Indemnifying Party may not, without the prior written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability arising out of such claim and does not contain any equitable order, judgment or term which in any manner affects, restrains or interferes with the business of the Indemnified Party or any of the Indemnified Party's respective affiliates.

     (c) In the event an Indemnified Party shall claim a right to payment pursuant to this Agreement, such Indemnified Party shall send written notice of such claim to the appropriate Indemnifying Party. Such notice shall specify the basis for such claim. As promptly as possible after the Indemnified Party has given such notice, such Indemnified Party and the appropriate Indemnifying Party shall establish the merits and amount of such claim (by mutual agreement, litigation, arbitration or otherwise) and, within five business days of the final determination of the merits and amount of such claim, the Indemnifying Party shall deliver to the Indemnified Party immediately available funds in an amount equal to such claim as determined hereunder.

     Section 8.4. Claims Period. Except as provided in this Section 8.4, no claim for indemnification under this Agreement may be asserted by an Indemnified Party after the expiration of the appropriate claims period (the "Claims Period") which shall commence on the date hereof and shall terminate two (2) years after the date hereof. No Indemnified Party shall be entitled to make any claim for indemnification hereunder after the appropriate Claims Period; provided, however, that if prior to the close of business on the last day of the Claims Period, an Indemnifying Party shall have been properly notified of a claim for indemnity hereunder and such claim shall not have been finally resolved or disposed of at such date, the basis of such claim shall continue to survive with respect to such claim and shall remain a basis for indemnity hereunder with respect to such claim until such claim is finally resolved or disposed of in accordance with the terms hereof.


     Section 8.5. Maximum Liability. Notwithstanding anything in this Agreement to the contrary, the maximum aggregate liability of Sprint for RSL Losses and of RSL for Sprint Losses shall not exceed [*].

     Section 8.6. Jurisdiction and Forum.

     (a) By the execution and delivery of this Agreement, each Party irrevocably designates and appoints each of the parties set forth under its name below as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement that may be instituted in any state or federal court in New York, New York.

                                        Sprint:

                                        Sprint Telecommunications France Inc.
                                        Sprint International France S.A.
                                        c/o Sprint Corporation
                                        2330 Shawnee Mission
                                        Parkway, East Wing
                                        Westwood, Kansas 66205 U.S.A.
                                        Attn.: J. Richard Devlin, Esq.

                                        RSL:

                                        RSL Com France S.A.
                                        c/o RSL Communications, Inc.
                                        767 Fifth Avenue
                                        43rd Floor
                                        New York, NY 10153
                                        Attn.: Itzhak Fisher

     In addition, each Party agrees that service of process upon the above-designated individuals shall be deemed in every respect effective service of process upon such Party in any such suit or proceeding. Each Party further agrees to take any and all action reasonably requested by a Party, including the execution and filing of any and all such documents and

[*]  CONFIDENTIAL PORTIONS OMITTED WHERE INDICATED AND FILED SEPARATELY WITH
     THE COMMISSION
instruments, as may be necessary to continue such designation and appointment of the above-designated individuals in full force and effect so long as this Agreement shall be in effect. The foregoing shall not limit the rights of any Party to serve process in any other matter permitted by law.

     (b) To the extent that any Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each Party hereby irrevocably waives such immunity in respect of its obligations with respect to this Agreement.

     (c) The Parties hereto hereby agree that the appropriate forum and venue for any disputes between any of the parties hereto arising out of this Agreement shall be any state or federal court in New York, New York and each of the Parties hereto hereby submits to the personal jurisdiction of any such court. The foregoing shall not limit the rights of any Party to obtain execution of judgment in any other jurisdiction. The Parties further agree, to the extent permitted by law, that a final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment.

                                   ARTICLE IX

                                 MISCELLANEOUS

     Section 9.1. Notices. All notices, requests, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be given in the manner provided in the Purchase Agreement and to the addresses provided in Exhibit D hereto.

     Section 9.2. Assignment; Subcontracting. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto without the prior written consent of the other Party; provided that Sprint may subcontract or assign to any affiliate its obligations and rights hereunder provided in each case that Sprint shall remain responsible for assuring that the subcontractor's or assignee's performance conforms to the requirements hereof.

     Section 9.3. Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be deemed restated to reflect the original intention of the Parties as nearly as possible in accordance with applicable law, and, if capable of substantial performance, the remaining provisions of this Agreement shall be enforced as if this Agreement was entered into without the invalid provision.

     Section 9.4. Attorneys' Fees. In the event attorneys' fees or other out-of-pocket costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing Party shall be entitled to recover reasonable attorneys' fees and out-of-pocket costs incurred therein.

     Section 9.5. Counterparts. This Agreement may be executed in one or more counterparts all of which taken together will constitute one and the same instrument.

     Section 9.6. Relationship of Parties. Sprint, in furnishing services to RSL hereunder, is acting only as an independent contractor. Nothing set forth in this Agreement shall be construed to create the relationship of principal and agent between Sprint and RSL. Sprint shall have no authority, express or implied, to enter into contracts on behalf of RSL. Neither Party shall act or attempt to act to represent itself, directly or by implication, as an agent of another Party or in any manner assume or create, or attempt to assume or create, an obligation of or in the name of, the other Party.

     Section 9.7. Approvals and Similar Actions. Where agreement, approval, acceptance, consent or similar action by either Party hereto is required by any provision of this Agreement, such action shall not be unreasonably delayed or withheld.

     Section 9.8. Modification: Waiver. This Agreement may be modified only by a written instrument duly executed by or on behalf of each Party hereto. No delay or omission by either Party hereto to exercise any right or power hereunder shall impair such right or power or be construed to be a waiver thereof. A waiver by either of the Parties hereto of any of the obligations to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other obligation herein contained.

     Section 9.9. Remedies. Each Party agrees that the remedies provided in Articles VI and VIII shall constitute the sole and exclusive remedies of a Party against another Party for monetary damages arising from any breach of any covenant, agreement or undertaking of such other Party in this Agreement. Nothing in this Section 9.9 shall prevent a Party hereto from seeking and obtaining equitable relief, including but not limited to, injunctive relief and specific performance.

     Section 9.10. No Third Party Beneficiaries. The Parties agree that this Agreement is for the sole benefit of the Parties hereto and is not intended to confer any rights or benefits on any third party, including any employee of either Party hereto, and that there are no third party beneficiaries to this Agreement or any part or specific provision of this Agreement.

     Section 9.11 Governing Law; Integration; Amendment.

          (a) This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without reference to New York's choice of law rules. This Agreement supersedes all negotiations, agreements and understandings among the Parties or any of their affiliates and constitutes the entire agreement among the Parties hereto with respect to the subject matter hereof; provided, however, that nothing herein shall affect any other written agreements or understandings entered into by the Parties or any of their affiliates contemporaneously with the execution and delivery of this Agreement, all of which shall remain in full force and effect.

          (b) This Agreement may be amended by the Parties hereto at any time. Without limiting the foregoing, this Agreement may not be amended, modified or supplemented except by written agreement executed by each of the Parties hereto.

     Section 9.12 Force Majeure. If either Party to this Agreement shall be prevented, hindered or delayed in the performance or observance of any of its obligations hereunder by reason by any circumstances beyond its reasonable control, and such delay could not have been prevented by reasonable precautions and cannot reasonably be circumvented by the Party through the use of alternate sources, work-around plans, or other means (a "Force Majeure"), then such Party shall be excused from any other further performance or observance of the obligations so affected for so long as such circumstances prevail and such Party continues to use its best efforts to recommence performance or observance whenever and to whatever extent possible without delay. Any Party so delayed in its performance shall immediately notify the other and shall describe at a reasonable level of detail the circumstances causing such delay. Notwithstanding the foregoing, should a Party be unable to perform any of its obligations hereunder for a period of more than thirty (30) consecutive days by reason of a Force Majeure, the other Party, at its option, shall have the right to terminate this Agreement in whole or solely with respect to the section hereof under which the non-performing Party has been unable to perform its obligations, in which case the provision so terminated shall have no further force or effect and this Agreement shall remain in effect as to all other provisions.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective officers.


                                        SPRINT TELECOMMUNICATIONS FRANCE INC.


                                        By:  /s/ Donald S. Parker
                                             -------------------------------
                                             Donald S. Parker, Vice President


                                        By:  /s/ Dennis Piper
                                             -------------------------------
                                             Dennis Piper, Attorney-in-Fact


                                        SPRINT INTERNATIONAL FRANCE S.A.


                                        By:  /s/ Ray O'Brien
                                             -------------------------------
                                             Ray O'Brien, President


                                        By:  /s/ Dennis Piper
                                             -------------------------------
                                             Dennis Piper, Attorney-in-Fact


                                        RSL COM FRANCE S.A.


                                        By:  /s/ Richard Williams
                                             -------------------------------
                                             Richard Williams, President


                                        By:  /s/ Itzhak Fisher
                                             -------------------------------
                                             Itzhak Fisher, Attorney-in-Fact

                                   EXHIBIT A

                              SPECIFIED FUNCTIONS

     Either RSL or Sprint may utilize Shared Employees for the following functions at the following hourly rates:

Function                                                    Hourly Rate (U.S. $)
--------                                                    --------------------

Executive management (country manager)                                [*]

Finance (country controller)                                          [*]

Customer service                                                      [*]

Senior technical operations management (operations manager)           [*]

Technical operations support (on-site and field engineering)          [*]

Program management                                                    [*]

Sales representative                                                  [*]

Administrative assistance                                             [*]

Receptionist                                                          [*]

[*] CONFIDENTIAL PORTIONS OMITTED WHERE INDICATED AND FILED SEPARATELY WITH THE COMMISSION

                                   EXHIBIT B

See the attached list entitled "France Prorations."

                               France Prorations

                                   EXHIBIT B

Item            (000FF)                                 Monthly Fee       Sprint             RSL
                                                                        Monthly Fee      Monthly Fee
1               Office Lease (1st Floor)                    [*]             [*]              [*]
2               Electricity                                 [*]             [*]              [*]
3               Cleaning                                    [*]             [*]              [*]
4               Alarm                                       [*]             [*]              [*]
5               Personal Computer Maintenance               [*]             [*]              [*]
6               France Telecom Telephone Service            [*]             [*]              [*]
7               Flowers                                     [*]             [*]              [*]
8               Water                                       [*]             [*]              [*]

                Total                                       [*]             [*]              [*]

Item 1 Sprint and RSL will divide the monthly lease amount in half.*

Item 2 This is an estimation based upon historical data. Sprint and RSL will equally divide the monthly utility invoice.

Item 3 Sprint and RSL will divide the monthly cleaning fee in half.

Item 4 Sprint and RSL will divide the monthly alarm fee in half.

Item 5 Sprint and RSL will divide the monthly personal computer maintenance fee in half.

Item 6 Sprint and RSL will pay the monthly fee in half and reconcile the usage fee based upon personnel extension data.

Item 7 Sprint and RSL will divide the monthly flower fee in half.

Item 8 Sprint and RSL will divide the monthly water fee in half.

* RSL will pay its share of the monthly lease payments pursuant to the terms of the Provisional Sub-Lease between RSL and SIF.

[*] CONFIDENTIAL PORTIONS OMITTED WHERE INDICATED AND FILED SEPARATELY WITH THE COMMISSION


5/7/96                               Page 1

                                   EXHIBIT C

See the attached list of Shared Equipment.

                              France Shared Assets

          France Shared Assets:

Item      Description                     Quantity     Location          Notes:

1         PABX                               1         Office
1.a       Analog Phones                      25        Office
1.b       Digital Phones                     25        Office
2         Telephone Number:                  1         Office
3         3COM, Linkbuilder 12P              1         Office Server
3.a       SMC, Hub Tiger 6P                  1         Office Server
3.b       HP, Sauvegarde                     1         Office Server
3.c       HP, Vectra                         1         Office Server
3.d       IBM, PS2 Model 3/286               1         Office Server
4         Distribution Frame                 1         Computer Room
5         Power Distribution                 1         Computer Room
6         Battery Back-up                    1         Computer Room
7         Generator                          1         Computer Room
8         Air Conditioning                   1         Computer Room

     General Definitions:

1 PABX: This piece of equipment is utilized by office personnel for voice communications.

2    Telephone Number: Main access line for incoming calls.

3 Server: This piece of equipment is utilized to support the local interconnection of all the personal computers and with the Global network for accounting, billing and file sharing.

4 Distribution Frame: This piece of equipment is utilized to terminate PTT connections and cross-connect to voice and data equipment.

5 Power Distribution: This piece of equipment is utilized to dispense the correct power to the appropriate piece of voice and data equipment.

6 Battery Back-up: This piece of equipment is utilized to filter all power to voice and data equipment as well as provide continue power if commercial power is loss until the generator is engaged.

7 Generator: This piece of equipment is utilized to provide emergency power to the voice and data equipment in case of extended commercial power outages.

8 Air Conditioning: This piece of equipment is utilized to provide climate control air to voice and data equipment.

                              France Shared Assets

   France Shared Assets:

   Current Percent of Utilization of voice versus data:
                        Voice     Data
1  PABX:                30%       70%
2  Telephone Number:    30%       70%
3  Server:              50%       60%
4  Distribution Frame:  5%        95%
5  Power Distribution:  10%       90%
6  Battery Back-up:     4%        96%
7  Generator:           10%       90%
8  Air Conditioning:    25%       75%

   Current Net Book Value as of 3/31/96: (000 (US$)
1  PABX:                22.8      Without Telephones
2  Telephone Number:    N/A
3  Server:              0.5
4  Distribution Frame:  See Note  Items 4-7 are combined on Sprint Books at $528
5  Power Distribution:  See Note  Items 4-7 are combined on Sprint Books at $528
6  Battery Back-up      See Note  Items 4-7 are combined on Sprint Books at $528
7  Generator:           See Note  Items 4-7 are combined on Sprint Books at $528
8  Air Conditioning:    See Note  Items 4-7 are combined on Sprint Books at $528

                                    EXHIBIT D

                              ADDRESSES FOR NOTICES

To RSL:

     RSL Com France S.A.
     c/o RSL Communications Inc.
     767 Fifth Avenue
     43rd Floor
     New York, NY 10153
     Attn.: Itzhak Fisher
     Telecopy No.: (212) 572-3825

with a copy to:

     Rosenman & Colin LLP
     575 Madison Avenue
     New York, NY 10022
     Attn.: Robert L. Kohl, Esq.
     Telecopy No.: (212) 940-8776

To Sprint:

     Sprint Telecommunications France Inc.
     Sprint International France S.A.
     c/o Sprint Corporation
     2330 Shawnee Mission Parkway
     Westwood, Kansas 66205
     Telecopy No.: (913) 624-8426
     Attn.: J. Richard Devlin, Esq.

with a copy to:

     King & Spalding
     191 Peachtree Street
     Suite 4900
     Atlanta, Georgia 30303
     U.S.A.
     Attn.: John D. Capers, Jr., Esq.
     Telecopy No.: (404) 572-5145
or to such other representative or at such other address of a Party as such Party hereto may furnish to the other Parties in writing.


                                      D-2